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                                    EXHIBIT 21.1

                                    SUBSIDIARIES

          HiEnergy Technologies, Inc. owns and operates the following subsidiaries:


---------------------------  ------------------------  -----------------  ---------------------
                             PERCENTAGE OF OWNERSHIP
                                  BY THE PARENT        STATE/PROVINCE OF
NAME OF SUBSIDIARY                                       INCORPORATION    DATE OF INCORPORATION
---------------------------  ------------------------  -----------------  ---------------------
HiEnergy Microdevices, Inc.         approximately 92%           Delaware        August 21, 1995
---------------------------  ------------------------  -----------------  ---------------------
VWO II, Inc.                                     100%         Washington      December 29, 2000
---------------------------  ------------------------  -----------------  ---------------------
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